28304229.5.BUSINESS

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY OF COLLECTION

THIS AMENDED AND RESTATED GUARANTY OF COLLECTION

(“Guaranty”) is made this 7th day of January, 2022, by HIGHLAND INCOME FUND f/k/a HIGHLAND FLOATING RATE OPPORTUNITIES FUND (“FRO”), NEXPOINT CAPITAL, INC (“BDC”), HIGHLAND GLOBAL ALLOCATION FUND (“GAF”), NEXPOINT DIVERSIFIED REAL ESTATE TRUST (“NXDT”), NEXPOINT REAL ESTATE STRATEGIES FUND (“NRES”), and NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P. (“NREF” and,

collectively with FRO, BDC, GAF, NXDT, and NRES the “Guarantor”), in favor of

FEDERAL HOME LOAN MORTGAGE CORPORATION, as lender (in such

capacity, including its permitted successors, transferees and assigns, the “Lender”).

RECITALS:

A.
Lender and NEXPOINT WLIF I BORROWER, LLC, NEXPOINT WLIF II BORROWER, LLC and NEXPOINT WLIF III BORROWER, LLC

(individually and/or collectively, as the context requires, “Borrower”) have entered into a certain Loan and Security Agreement (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a loan (said loan, together with all advances which may hereafter be made pursuant to the Loan Agreement, being referred to herein as the “Loan”) to Borrower secured by certain Collateral as defined and more particularly described in the Loan Agreement.

B.
Guarantor is an Affiliate of Borrower and will receive direct or indirect benefit from Lender’s making of the Loan to Borrower.
C.
The Loan is evidenced by a certain Promissory Note executed by Borrower and payable to the order of Lender (such Promissory Note, as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, is herein called the “Note”).
D.
As a condition precedent to entering into the Loan Agreement, each of FRO, BDC, GAF, NXDT, and NRES entered into that certain Guaranty of Collection, dated July 12, 2019, in favor of Lender (the “Original Guaranty”).
E.
Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lender to extend credit to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment of and performance of the Guaranteed Obligations (defined below), this Guaranty being upon the following terms and conditions:

1.
Guaranteed Obligations.
(a)
Subject to the limitations specifically set forth herein, Guarantor hereby unconditionally and irrevocably guarantees to Lender the payment in full, up to such Guarantor’s prorated portion of the amounts provided in Section 2(d) hereof, by Borrower to Lender of the Secured Obligations, solely to the extent of the Deficiency (the “Guaranteed Obligations”). “Deficiency” shall mean an amount equal to (i) the Secured Obligations, as determined by Lender, less (ii) the Net Sales Proceeds received by Lender pursuant to one or more public sales conducted in accordance with the UCC. “Net Sales Proceeds” shall mean an amount equal to (A) the gross sales price derived from the sale of the Underlying Loans pursuant to one or more public sales conducted in accordance with the UCC, less (B) all reasonable costs and expenses of every kind incurred in connection with any public sale conducted in accordance with the UCC or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender under the Loan Agreement, this Guaranty or any other Loan Document, including without limitation reasonable attorney’s fees and disbursements.
(b)
To the extent permitted by applicable law, Guarantor shall be liable to Lender for interest on any amounts owing by Guarantor hereunder, from the date Guarantor becomes liable for such amounts hereunder until such amounts are (a) paid in full by Guarantor or (b) satisfied in full by the exercise of Lender’s rights hereunder. Interest on any sum payable by Guarantor under this Guaranty shall be at a rate equal to the Default Rate.
(c)
No demand shall be made under this Guaranty until such time as Lender has sold all of the Underlying Loans pursuant to one or more public sales conducted in accordance with the UCC and the Loan Documents and Lender has exhausted all of its contractual and legal remedies against the Borrower with respect to all of the Underlying Loans and all other Collateral. Notwithstanding anything herein to the contrary, Lender shall have the right upon any such public sale to purchase the whole or any part of the Collateral so sold (including, without limitation, the right to credit bid at any such public sale), free of any right or equity of redemption of Borrower, which right or equity is hereby waived or released. In the event that Lender is the only bidder at any public sale hereunder, the amount of any Deficiency shall be calculated in accordance with Section 9-615 of the UCC.
2.
Certain Agreements and Waivers by Guarantor.
(a)
Guarantor hereby agrees that each of the following shall constitute events of default hereunder, (each, an “Event of Default”):
(i)
the occurrence of a default by Guarantor in payment of the Guaranteed Obligations, or any part thereof, when such indebtedness becomes due as provided herein;
(ii)
Guarantor shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any corporate or other action for the purpose of effecting any of the foregoing;

(iii)
A proceeding or case shall be commenced, without the application or consent of Guarantor, in any court of competent jurisdiction, seeking (1) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (2) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Guarantor or of all or any substantial part of its property, or (3) similar relief in respect of Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety

(90) or more days; or an order for relief against Guarantor shall be entered in an involuntary case under the Bankruptcy Code;

(iv)
the failure of Guarantor to comply with any of the financial covenants set forth in Section 26(e) of this Guaranty at any time, and
(v)
any representation or warranty made by Guarantor in Section 25 of this Guaranty shall prove to have been false or misleading in any material respect at the time made or furnished.
(b)
Guarantor shall, on demand, pay the Guaranteed Obligations to Lender.
(c)
Subject to Section 2(d) below, suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto. Any claim by Lender under this Guaranty shall not in any way prevent, delay, stay or otherwise interfere with any of Lender’s other rights and remedies under the Loan Documents, including, without limitation, the Limited Recourse Guaranty.
(d)
Notwithstanding anything to the contrary set forth in this Guaranty, the Guaranteed Obligations with respect to the Guarantor shall be limited to its prorated share of the actual amount of the Guaranteed Recourse Obligations calculated on an individual Borrower basis and allocated in accordance with the table set forth on Exhibit B attached hereto.
(e)
In the event any payment by Borrower or any other Person to Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Lender or paid by Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Lender and any attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any such event.

3.
Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:
(a)
such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;
(b)
Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;
(c)
Guarantor hereby assigns and grants to Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to Lender immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Lender and shall have absolutely no dominion over the same except to pay it immediately to Lender; and
(d)
Guarantor shall promptly upon request of Lender from time to time execute such documents and perform such acts as Lender may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section.
4.
Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may have against Guarantor.
5.
Assignments.
(a)
This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment by Lender of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.
(b)
In the event a Replacement Guarantor (as defined in the Loan Agreement) delivers a replacement guaranty substantially in the form hereof (a “Replacement Guaranty”) pursuant to Section 2.12 of the Loan Agreement, as of the date of such Replacement Guaranty (a “Replacement Date”), Replacement Guarantor shall assume all the existing and any future liabilities and obligations of the Guarantor accruing from and after the Closing Date. After the delivery of a Replacement Guaranty, Guarantor shall be released from any or all of its obligations under this Guaranty, provided that the Replacement Guarantor shall be required to continue to maintain Unencumbered Liquid Assets and Net Worth in an amount sufficient to satisfy any Guaranteed Obligations which may have arisen prior to the Replacement Date.
6.
Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and assigns. If this Guaranty is signed by more than one Person, then all of the obligations, promises, agreements, covenants, waivers, consents, representations, warranties, and other provisions of this Guaranty shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually. Lender may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Loan Agreement and/or any applicable Requirement of Law with respect to the Collateral or any other Loan Documents. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Loan Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations).
7.
Nature of Guaranty. Guarantor hereby acknowledges and agrees that this Guaranty (a) is a guaranty of collection, (b) shall only be deemed discharged after the indefeasible satisfaction in full of the Guaranteed Obligations and the Secured Obligations,

(c) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and (d) shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any).

8.
Governing Law. The governing law and related provisions set forth in Section 11.09 of the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Guarantor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Guarantor hereunder. Guarantor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, Section 11.09 thereof). In the event of any conflict or inconsistency between the terms and conditions hereof and this Section 8, this Section 8 shall control.
9.
Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by any applicable Requirement of Law.
10.
Attorneys’ Fees, Costs and Expenses of Collection. Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by Lender in the enforcement of or preservation of Lender’s rights under this Guaranty including, without limitation, all attorneys’ fees, costs and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on any expenses or other sums due to Lender under this Section 10 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note. Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations.
11.
Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.
12.
Controlling Agreement. It is not the intention of Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under any applicable Requirement of Law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under any applicable Requirement of Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under any applicable Requirement of Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Lender.

13.
Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Guaranty shall be given in accordance with the applicable terms and conditions of the Loan Agreement. Notices to Guarantor shall be addressed as follows:

NexPoint WLIF I, LLC

300 Crescent Court, Suite 700

Dallas, Texas 75201 Attn: Matt McGraner

14.
Cumulative Rights. The exercise by Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lender shall have all rights, remedies and recourses afforded to Lender by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Lender.
15.
Subrogation. Notwithstanding anything to the contrary contained herein,

(a) Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Obligations, until the Guaranteed Obligations have been fully and finally paid, and (b) if Guarantor is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Lender), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Guaranty in the event that Borrower or Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan as evidenced by the Note to Borrower.

16.
Further Assurances. Guarantor at Guarantor’s expense will promptly execute and deliver to Lender upon Lender’s request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.
17.
No Fiduciary Relationship. The relationship between Lender and Guarantor is solely that of lender and guarantor. Lender has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Lender.
18.
Set-Off. In addition to any rights and remedies of Lender provided by this Guaranty and by law, Lender shall have the right, without prior notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default and to the extent that a Deficiency exists, with respect to any amount becoming due and payable by Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Guarantor. Lender agrees promptly to notify Guarantor after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
19.
Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
20.
Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.
21.
Entire Agreement. This Guaranty embodies the entire agreement between

Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
22.
WAIVER OF JURY TRIAL. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
23.
Consent to Jurisdiction.

GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)
SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(B)
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(C)
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND
(D)
AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

24.
Waivers.
(a)
Guarantor hereby agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of (and Guarantor hereby waives any rights or protections related to): (i) any limitation of liability or recourse in any other Loan Document or arising under any law; (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations; (iv) any homestead exemption or any other similar exemption under applicable any Requirement of Law and Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Obligations; (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor’s recourse against any Person or collateral; (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations; (viii) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents; (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations; (x) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower; (xi) if for any reason that Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else; (xii) the making of advances by Lender to protect its interest in the Collateral, preserve the value of the Collateral or for the purpose of performing any term or covenant contained in any of the Loan Documents; (xiii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document; (xiv) the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations); (xv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender; and/or (xvi) any partial or total transfer, pledge and/or reconstitution of Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).

(b)
This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives
(i)
any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;
(ii)
any rights of sovereign immunity and any other similar and/or related rights;

(iii)
any other circumstance that may constitute a defense of Borrower or

Guarantor hereunder and/or under the other Loan Documents; and

(iv)
any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Secured Obligations and/or any amendment or modification of the Secured Obligations.
25.
Representations, Warranties and Covenants of Guarantor. Guarantor hereby makes the following representations, warranties and covenants (each of which shall remain materially true and correct during the term hereof) as of the Closing Date (with respect to each of FRO, BDC, GAF, NXDT, and NRES), the date hereof and the date of any Transaction (except as to matters that are expected by their nature to change or become inapplicable with the passage of time and provided that if such representation, warranty or covenant is expressly stated to have been made as of a specific date, such representation, warranty or covenant was true and correct as of such specific date): (a) Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation, and Guarantor has all requisite right and power to execute and deliver this Guaranty and to perform the Guaranteed Obligations; (b) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Obligations, now or hereafter owing, and the creation of liens on Guarantor’s assets (i) are within the powers of Guarantor and (ii) do not require any approval or consent of, or filing with, any governmental authority or other Person (or such approvals and consents have been obtained and delivered to the Lender) and are not in contravention of any provision of law applicable to Guarantor; (c) this Guaranty and the other Loan Documents to which Guarantor is a party constitutes when delivered, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms; (d) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which in the reasonable judgment of the Guarantor is likely to have a Material Adverse Effect; (e) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received; (f) the financial statements and other information pertaining to Guarantor submitted to Lender are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; (g) Guarantor is in compliance with the Minimum Liquidity and Minimum Net Worth covenants set forth in Section 26(e) of this Guaranty as of the date hereof; (h) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which in the reasonable judgment of the Guarantor is likely to be adversely determined and if so, would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a Material Adverse Effect; (i) the making of the Loan to Borrower will result in material benefits to Guarantor. Each of the representations and covenants of and/or relating to Guarantor set forth in the other Loan Documents are hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein; (j) Guarantor

(1) has not entered into this Guaranty or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for the Guaranteed Obligations hereunder and under the Loan Documents.; and

(k) Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code.

26.
Financial Covenants of Guarantor.
(a)
Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) shall permit Lender and any authorized representatives of Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Guarantor, at all reasonable times, during normal business hours, at Guarantor’s address for notices as set forth herein upon the giving of reasonable notice of such intent. Guarantor shall also provide to Lender, upon Lender’s reasonable request, such proofs of payments, costs, expenses, revenues and earnings, and other documentation as Lender may reasonably request, from time to time, and with such other information, in such detail as may reasonably be required by Lender.
(b)
Lender shall have the right, at any time and from time to time upon the occurrence and continuance of an Event of Default hereunder or under the other Loan Documents, to audit the books and records of Guarantor.
(c)

(i)
During the term hereunder, Guarantor will furnish, as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheets of Guarantor as at the end of such period and the related unaudited consolidated statements of income and of cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period, if applicable, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said financial statements fairly present the financial condition and results of operations of Guarantor, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).
(ii)
During the term hereunder, Guarantor will furnish or cause to be furnished to Lender, as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor for such year, if applicable, setting forth in each case in comparative form the figures for the previous year, prepared in accordance with GAAP, and certified Guarantor, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year. In addition, Guarantor shall promptly furnish to Lender any other financial information reasonably requested by Lender from time to time in respect of Guarantor.
(d)
Guarantor will furnish or cause to be furnished to Lender, at least ten (10) days prior to the Closing Date:
(i)
organizational chart for Guarantor;
(ii)
a completed Freddie Mac Form 1115 Borrower Principal Certificate, which cannot be dated more than sixty (60) days prior to the date of delivery;
(iii)
certified financial statements of Guarantor for the most recent calendar or fiscal year-end, which cannot be dated more than one hundred eighty

(180) days prior to the date of delivery; and

(iv)
copies of the Guarantor’s organizational documents.
(e)
Guarantor hereby makes the following additional affirmative covenants:
(i)
Subject to the next paragraph, on the date hereof and at all times while the Secured Obligations remain unsatisfied, Guarantor shall maintain Unencumbered Liquid Assets (defined below) of not less than five percent (5%) times the amount outstanding under the Loan (“Minimum Liquidity”). For the purposes hereof, “Unencumbered Liquid Assets” shall be determined by Lender in its reasonable discretion, at any time and from time to time, and shall mean the “liquid assets” of Guarantor, free and clear of all liens and shall include only the following assets of Guarantor as set forth on Guarantor’s balance sheet:
(A)
Cash and Cash Equivalents,
(B)
treasury bills,
(C)
money market investments or certificates of deposit with maturities of one year or less, and
(D)
marketable securities (such as stocks and bonds).

Unencumbered Liquid Assets shall not include restricted assets, pledged assets, and stock or bonds for a company or municipality in default or bankruptcy.

(ii)
If Guarantor is an investment fund, Guarantor may also satisfy the Minimum Liquidity requirement if the total of (A) Unencumbered Liquid Assets plus (B) the greater of (1) Unfunded Capital Commitments (excluding any capital committed to the Fund to purchase Eligible Underlying Loans) (defined below) or

(2) unused capacity under lines of credit collateralized by Unfunded Capital Commitments, is greater than or equal to the product of five percent (5%) times the amount outstanding under the Loan.

(iii)
If Guarantor is not an investment fund, on the date hereof and at all times while the Payment Obligations remain unsatisfied, Guarantor shall maintain a Net Worth (defined below) of not less than (A) the product of thirty percent (30%) times the amount outstanding under the Loan, minus (B) all cash capital contributions made by the Fund to allow Borrower to purchase the Underlying Loans then subject to the Loan (“Minimum Net Worth”). For the purposes hereof, Guarantor’s Net Worth shall be determined by Lender in its reasonable discretion based on Guarantor’s balance sheet but shall exclude any equity contribution or ownership interest in the Fund, the Financing Subsidiary or the borrower or mortgage property related to any Financed Eligible Loans.
(iv)
If Guarantor is an investment fund, Guarantor may also satisfy the foregoing Minimum Net Worth requirement if Guarantor has Unfunded Capital Commitments (excluding any capital committed to the Fund to purchase Eligible Underlying Loans), plus Net Worth, equal to or greater than (1) prior to the first advance of the Loan, the product of thirty percent (30%) times the Maximum Facility Amount or (2) in connection with each subsequent advance of the Loan, the product of thirty percent (30%) times the amount outstanding under the Loan

(taking into account the amount of funds to be advanced in connection with any such advance of the Loan).

(v)
As used above, the following terms shall have the following

meanings:

(A)
“Cash and Cash Equivalents” shall mean: (1) United

States dollars and (2) any of the following which may be liquidated without restrictions within five (5) Business Days or less: (v) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (w) certificates of deposit and Eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and an S&P Certificate of Deposit Rating (short term) of A-1 or better or the equivalent by Moody’s; (x) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2)(v) and (w) above entered into with any financial institution meeting the qualifications specified in clause (2) (w) above; (y) commercial paper having the highest rating obtainable from Moody’s or S&P, and in each case maturing within twelve (12) months after the date of acquisition; and (z) money market funds substantially all the assets of which are comprised of securities and other obligations of the types described in clauses (1) and (2)(v) through (y) above.

(B)
“Net Worth” shall mean the excess, if any, of all assets of Guarantor (excluding Eligible Underlying Loans or equity interests in the Fund or Borrower) minus all its liabilities (excluding any amounts outstanding under the Loan).
(C)
“Subscriber” shall mean any person that has entered into (a) a Subscription Agreement or limited partnership agreement with Guarantor for limited partnership interests in Guarantor or (b) a Subscription Agreement or similar agreement with any affiliate of Guarantor that acts as a master or feeder in a “master-feeder” fund structure for equity interests in such affiliate, in either case, requiring such person to fund capital contributions upon demand of Guarantor or such affiliate up to the maximum amount of limited partnership interests (or in the case of an affiliate, such other equity interests) that such person has subscribed for in such Subscription Agreement.
(D)
“Unfunded Capital Commitments” shall mean irrevocable and unconditional (except for the delivery of notice and other customary ministerial conditions) commitments from a Subscriber to fund capital calls that either (a) have not been called by Guarantor or its affiliates and remain outstanding or (b) have been called and funded and are currently invested in Temporary Investments (defined below), in each case excluding any capital committed to the Fund to purchase Eligible Underlying Loans.
(E)
“Temporary Investments” shall mean any one or more of the following obligations or securities:

(1)
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States, provided such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States;
(2)
time deposits, unsecured certificates of deposit or bankers’ acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest applicable rating category of each of S&P, Fitch and KBRA (or, if not then rated by KBRA, the highest applicable rating category of Moody’s);
(3)
repurchase agreements or obligations with respect to any security described in clause (1) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (2) above;
(4)
debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, which securities are rated in the highest applicable rating category of each of S&P, Fitch and KBRA (or, if not then rated by KBRA, the highest applicable rating category of Moody’s); provided, however, that securities issued by any particular corporation will not be Temporary Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Temporary Investments in such accounts;
(5)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest applicable rating category of each of S&P, Fitch and KBRA (or, if not then rated by KBRA, the highest applicable rating category of Moody’s); and
(6)
units of investment funds and money market funds, in each case, that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (1) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from each of S&P, Fitch and KBRA (if then rated by KBRA);

provided that (i) such instrument or security qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code; (ii) interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and (iii) for instruments or securities described in clauses (1) through (5), such instrument or security has a predetermined fixed amount of principal due at maturity that cannot vary or change.

27.
Additional Assets Requirements.
(a)
Notwithstanding anything to the contrary set forth herein, so long as no Event of Default has occurred and is continuing, if at any time the covenants to maintain Minimum Liquidity and/or Minimum Net Worth set forth in Section 26(e) (the “Maintenance Covenants”) are not satisfied or Lender determines, in its reasonable judgment, that any condition shall exist that has a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty (including, without limitation, that the Guarantor’s organizational documents (i) do not provide the Guarantor with sufficient callable capital to perform its obligations under this Guaranty or (ii) limit the Guarantor’s liability under this Guaranty to an amount less than the amount outstanding under the Loan) (the “Additional Asset Events”), Guarantor shall promptly notify Lender and shall, within thirty (30) days of such notification, cure such condition by (i) posting a letter of credit with Lender or other collateral acceptable to Lender, (ii) causing an additional guarantor to execute a guaranty acceptable to Lender or (iii) depositing or causing to be deposited into an interest-bearing account in the name of Lender (the “Escrow Account”) cash in immediately available funds (clauses (i) and (ii) being, the “Additional Assets”).
(b)
Amounts on deposit in the Escrow Account shall be maintained for the sole benefit of Lender and shall be invested in Lender’s sole discretion. The Additional Assets may be applied by Lender to the payment of the Guaranteed Obligations as and when due. Lender shall be required to return any Additional Assets only if (i) following payment in full of all Guaranteed Obligations, any amounts remain on deposit in the Escrow Account or in possession of Lender and (ii) Guarantor certifies in writing to the satisfaction of Lender (in its sole and complete discretion) that no Additional Asset Event continues to exist and that the Maintenance Covenants have not been breached more than two (2) times during the term of the Loan.
28.
Reporting Requirements.
(a)
Guarantor shall not enter into any amendment, modification, waiver or replacement of its organizational documents that would adversely affect in any way the obligation of any equity holder of Guarantor to fund capital calls or otherwise satisfy its capital commitments thereto without the prior written consent of Lender. Guarantor agrees to notify Lender of any such amendment, modification, waiver or replacement of any of the organizational document of Guarantor within five (5) Business Days after the date of such amendment, modification, wavier or replacement.

(b)
Within ten (10) Business Days after the end of each calendar year and on the date of each Transaction, Guarantor shall deliver a certificate, signed by a responsible officer thereof, to Lender substantially in the form set forth in Exhibit A hereto.
29.
Corporate Existence, Etc. Until the day on which all of the Guaranteed Obligations have been satisfied and all interest on and all other amounts payable in connection with the Loan made by Lender under the Loan Agreement have been paid in full, Guarantor shall preserve and maintain its partnership, company or corporate existence and all of its material rights, privileges and franchises.
30.
Amendment and Restatement. This Guaranty amends and restates and replaces the Original Guaranty in its entirety.

[NO FURTHER TEXT ON THIS PAGE]

[Signature Page to Guaranty]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty of Collection under as of the date first written above.

HIGHLAND INCOME FUND

By: /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President NEXPOINT CAPITAL, INC.

By: /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

HIGHLAND GLOBAL ALLOCATION FUND

By: /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By: /s/ Dustin Norris

Name: Dustin Norris

Title: Executive Vice President

[Signature Page to Guaranty]

NEXPOINT REAL ESTATE STRATEGIES FUND

By: /s/ Brian Mitts

Name: Brian Mitts

Title: Executive Vice President

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

By: /s/ Brian Mitts

Name: Brian Mitts

Title: Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

[Signature Page To Guaranty]

Acknowledged and Consented to By:

LENDER:

FEDERAL HOME LOAN MORTGAGE

CORPORATION, a corporation organized and existing under the laws of the United States

By: /s/ Ling Xu

Name: Ling Xu

Title: Vice President—Multifamily Investments and Portfolio Management

Ex. A -

Exhibit A

FORM OF COMPLIANCE CERTIFICATE

[Date]

Federal Home Loan Mortgage Corporation 1551 Park Run Drive

McLean, Virginia 22102-3110 Attn: Robert Koontz

This certificate (the “Compliance Certificate”) is furnished pursuant to that certain Amended and Restated Guaranty of Collection, dated as of January 7, 2022 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Guaranty”) by HIGHLAND INCOME FUND f/k/a HIGHLAND FLOATING RATE OPPORTUNITIES FUND, NEXPOINT CAPITAL, INC, HIGHLAND GLOBAL ALLOCATION FUND, NEXPOINT DIVERSIFIED REAL ESTATE TRUST, NEXPOINT REAL ESTATE STRATEGIES FUND, and NEXPOINT REAL

ESTATE FINANCE OPERATING PARTNERSHIP, L.P. (collectively, the “Guarantor”), in favor of FEDERAL HOME LOAN MORTGAGE CORPORATION. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Guaranty.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.
I am a duly elected responsible officer of the Guarantor.
2.
The most recent quarterly or annual financial statements of the Guarantor are, (i) if such financial statements have previously been delivered, incorporated herein by reference or (ii) if such financial statements have not previously been delivered, attached hereto.
3.
All of the financial statements set forth in or incorporated by reference into this Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.
4.
I have reviewed the terms of the Guaranty and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Guarantor during the accounting period covered by the financial statements.
5.
The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.
6.
All of the representations and warranties made by Guarantor under the Guaranty are true, complete and correct in all material respects and Guarantor has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Guaranty and the related documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including

1

Ex. A -

after giving effect to any pending Transactions requested to be entered into), except as set forth below.

7.
Guarantor has continuously preserved and maintained its limited partnership existence and all of their material rights, privileges and franchises.
8.
Guarantor is in compliance with the Minimum Liquidity and Minimum Net Worth covenants set forth in Section 26(e) of the Guaranty, and Lender has not notified Guarantor of the existence of any Additional Asset Events, unless in each case, Guarantor has complied with Section 27 of the Guaranty.

2

Ex. A -

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered this day of

, 20 .

Name: Title:

3

Ex. B - 1

Exhibit B

ALLOCATION OF GUARANTEED RECOURSE OBLIGATIONS

NexPoint WLIF I Borrower, LLC

FRO	11.67000%
BDC	0.00000%
GAF	6.66780%
NXDT	39.69341%
NRES	1.96879%
NREF	40.0000%

NexPoint WLIF II Borrower, LLC

FRO	36.14635%
BDC	2.29845%
GAF	3.04559%
NXDT	18.50960%
NRES	0.00000%
NREF	40.0000%

NexPoint WLIF III Borrower, LLC

FRO	65.96057%
BDC	4.27444%
GAF	9.80907%
NXDT	19.95592%
NRES	0.000%
NREF	0.000%

Ex. B - 1